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                                                                     EXHIBIT 2.5



                                 AMENDMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT

                                     BETWEEN

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                       AND

                                 SCANSOFT, INC.

                          DATED AS OF DECEMBER 20, 2002
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         AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "Amendment"), dated as of
December 20, 2002, between KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller") and ScanSoft, Inc., a Delaware corporation ("Purchaser") (each a "Party", and collectively, "Parties").

                              W I T N E S S E T H:

                  WHEREAS, the Parties have entered into the Purchase Agreement, dated as of October 7, 2002 (the "Original Purchase Agreement"); and

                  WHEREAS, the Parties desire to amend the Original Purchase Agreement as provided below.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

                  Section 1.1 Effective Date of Purchase. The Original Purchase Agreement is amended as follows:

                  (a) Section 1.1 is amended by adding the following defined term: "`Effective Date' shall mean 12:01 a.m., New York City time, January 1, 2003."

                  (b) The definition of "Excluded Liabilities" are amended to replace the term "Closing Date" used in that definition with the term "Effective Date".

                  (c) The following paragraph (d) is inserted immediately after paragraph (c) of Section 2.1:

                  "(d) As of and at the Effective Date (subject to the Closing having occurred), risk of loss as to the Assets shall pass from Seller and each Local Seller to Purchaser and the Local Purchasers except as may otherwise be provided herein and the Business shall be operated for the risk and account of Purchaser as of the Effective Date."

                  (d) The following paragraph is inserted in the end of Section 2.2:

                  "Notwithstanding the above, the Business transferred at Closing shall be deemed to have been operated by Seller with the profits, losses, and
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                  liabilities of the Business for the account of Purchaser from and after the Effective Date."

                  (e) Paragraph (b) of Section 2.3 is amended to replace the term "Closing" in that paragraph (b) with the term "Effective Date".

                  (f) Paragraph (e) of Section 5.9 is amended to replace the term "Closing" used in that paragraph (e) with the term "Effective Date".

                  (g) Section 7.6 is amended to replace the term "Closing" used in that Section 7.6 with the term "Effective Date".

                  Section 1.2 Operation of the Business between Effective Date and Closing. To implement the agreement of the Parties that Seller will operate the Business between the Effective Date and the Closing for the risk and account of Purchaser, the Original Purchase Agreement is amended as follows:

                  (a) Section 1.1 is amended by adding the following defined term:

                  "`Interim Cash Allowance Amount' shall have the meaning set forth in Section 2.4(g)."

                  (b) The following Section 2.3(i) is added immediately after
Section 2.3(h):

                  "(i) Payment of Cash Deficit Contribution. Promptly after the Closing, Seller shall deliver to Purchaser a statement (the "Cash Deficit Contribution Statement") setting forth the amount of cash contributed to the Business by Seller between the Effective Date and the Closing in order to keep the Business operating in the ordinary course or as requested by Purchaser (the "Cash Deficit Contribution Amount"), which statement shall bind the Parties in absence of error. Promptly after Purchaser's receipt from Seller of the Cash Deficit Contribution Statement, (i) to the extent the Cash Deficit Contribution Amount exceeds the Interim Cash Allowance Amount, Purchaser shall promptly pay Seller an amount equal to such excess, payable in immediately available funds, or (ii) to the extent the Cash Deficit Contribution Amount is less than the Interim Cash Allowance Amount, Seller shall promptly pay Purchaser an amount equal to such difference, payable in immediately available funds."

                  (c) The following Section 2.4(g) is added immediately after
Section 2.4(f):

                  "(g) Euro 800,000 in cash by wire transfer in immediately available funds to an account designated by Seller in writing at least 3 Business Days prior to the Closing Date representing the estimated net cash flow

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
                  and cash generation of the Business between the Effective Date and the Closing (the "Interim Cash Allowance Amount")."

                  (d) The following text is added immediately after the last word of paragraph (c) of Section 5.1:

                  ",and (iii) between the Effective Date and the Closing, provide the services to the Business necessary to operate the Business in substantially the same manner as it is operated prior to the Effective Date, which services shall be subject to substantially the same terms, conditions and charges as those applicable to such services during 2002."

                  Section 1.3 Reference Balance Sheet. To implement the agreement of the Parties with respect to the Reference Balance Sheet and Reference NAV, the Original Purchase Agreement is amended as follows:

                  (a) Section 2.3(a) is replaced in its entirety with the following:

                  "(a) Reference Balance Sheet. The `Reference Balance Sheet' shall mean the balance sheet of the Business as of September 29, 2002 adjusted as set forth in Annex 1 to the Amendment No. 1 to the Purchase Agreement."

                  (b) Section 2.3(f) is replaced in its entirety with the following:

                  "(f) Calculation and Payment of Adjustment Payments. Promptly after the determination of the Final Statement of Net Assets pursuant to Section 2.3(e), (i) to the extent the net asset value of the Business set forth in the Final Statement of Net Assets (the "Final Net Asset Value") exceeds euro 1,754,000 (the "Reference NAV") Purchaser shall promptly pay Seller an amount equal to such excess (a "Purchaser Adjustment Payment"), payable in immediately available funds, or (ii) to the extent the Final Net Asset Value is less than the Reference NAV, Seller shall promptly pay Purchaser an amount equal to such difference (a "Seller Adjustment Payment"), payable in immediately available funds. For clarity, it is agreed and understood that references to net asset value and the term "NOC" used in the Reference Balance Sheet are used interchangeably."

                  Section 1.4 Representations and Warranties; Conditions to the Obligations of Purchaser to Close. Original Purchase Agreement is amended as follows:

                  (a) The introductory paragraph to Article III is replaced in its entirety with the following:

                  "As of the date hereof and as of the Effective Date, Seller, for itself and, where appropriate, on behalf of the Transferred Subsidiary and the Local

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
                  Sellers, jointly and severally, represent and warrant to Purchaser (except (x) representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 (clause (i) only), 3.16,
                  3.21, and 3.24, which Seller represents and warrants only as of the date hereof and as of the Closing Date, (y) representations and warranties made with respect to the Transferred Subsidiary, which Seller represents and warrants only as of the Closing Date, and (z) any representations and warranties that are expressly made as of a specific date, which Seller represents and warrants only as of such date), as follows:"

                  (b) Section 6.2(a) is replaced in its entirety with the following:

                  "(a) Representations and Warranties. The representations and warranties of Seller contained in Sections 3.1, 3.2, 3.3, 3.4,
                  3.5 (clause (i) only), 3.16, 3.21, and 3.24 shall be true and correct in all material respects (other than those representations and warranties that are qualified by "Material Adverse Effect" or similar materiality qualifier, which representations and warranties shall be true and correct in all respects) both as of the date of this Agreement and as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct (i) if the failure of such representations and warranties to be so true and correct can be attributed to Seller's efforts to comply with Purchaser's requests or to Purchaser's actions with respect to the Business, or (ii) unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement."

                  (c) Section 6.2(b) is replaced in its entirety with the following:

                  "(b) Covenants. The material covenants and agreements of Seller and its Affiliates contained in Sections 5.1 and 5.3 shall have been duly performed by the Closing in all material respects, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(b) shall be deemed to have been satisfied even if such covenants and agreements shall not have been so performed if the failure of such covenants and agreements to be so performed can be attributed to Seller's efforts to comply with Purchaser's requests or to Purchaser's actions with respect to the Business."

                  (d)      Section 6.2(g) is deleted in its entirety.

                  Section 1.5 Certain Additional Severance Arrangements. Original Purchase Agreement is amended as follows:

                  (a) The following text is added immediately after the last sentence of paragraph (d) of Section 5.9:

                  "Notwithstanding anything herein to the contrary, Purchaser shall provide severance to U.S. Employees who do not transfer to Purchaser in accordance with Seller's severance policy applicable to such employees, and Seller shall reimburse Purchaser in a mutually agreeable manner for the amount by which any such severance payment provided in accordance with Seller's severance policy exceeds the severance payment that would have been provided in accordance with Purchaser's severance policy; provided, however, that such Seller's reimbursement obligations shall not exceed US$400,000 in the aggregate."

                  (b) The following Section 5.9(n) is added immediately after
Section 5.9(m):

                  "(n) Without limiting Purchaser's obligations and liabilities for severance and other costs and expenses in countries other than Australia, Taiwan and Japan, Purchaser shall be responsible for all liabilities and obligations to provide severance to Transferred Employees employed in Australia, Taiwan and Japan and for all costs and expenses related to, arising out of, or incurred in connection with, providing such employees with notice of termination of employment, regardless of when such costs and expenses are incurred; provided, however, that the amount of such liabilities, obligations, costs and expenses shall not exceed euro 25,000 in Australia and euro 250,000 in Taiwan."

                  Section 1.6 Sales to Seller and Affiliates. The first sentence of Section 5.14 is replaced in its entirety with the following:

                  "Seller shall, or shall cause its Affiliates to, purchase or license speech, language and other products and services on an arm's length basis from Purchaser for a period beginning on January 1, 2003 and ending on December 31, 2003 for the total aggregate amount of euro 2 million; provided, however, that only 50% of the amounts paid to purchase or license products and services other than speech and language products shall be credited against the euro 2 million commitment."

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
                                   ARTICLE II
                                  MISCELLANEOUS

                  Section 2.1 Definitions; Interpretations. All capitalized terms used but not defined in this Amendment have the meaning ascribed to them in the Original Purchase Agreement, and such terms are incorporated in this Amendment by reference. All other definitional provisions and rules of interpretation set forth in Article I of the Original Purchase Agreement shall apply to this Amendment.

                  Section 2.2 Incorporation of Terms. The provisions of the Original Purchase Agreement set forth in Sections 9.1 (Notices), 9.3 (Assignment), 9.6 (Fulfillment of Obligations), 9.7 (Parties in Interest; No Third Party Beneficiaries), 9.8 (Public Disclosure), 9.10 (Expenses), 9.11 (Amounts Paid and Calculated in Euro; Receivables and Payable Currency), 9.13 (Governing Law and Venue; Waiver of Jury Trial), 9.14 (No Right to Dissolution Under Law; Textual Interpretation of this Agreement to Control), 9.15 (Counterparts), 9.16 (Headings), and 9.17 (Severability), thereof, are incorporated by reference herein as if fully set forth, except that references to "this Agreement" therein shall be deemed to refer to this Amendment.

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
         IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.


                                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                        By:   /s/   E. Coutinho
                                            ------------------------------------
                                             Name:  E. Coutinho
                                             Title: Authorized Signatory

                                        SCANSOFT, INC.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.


                                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        SCANSOFT, INC.

                                        By:   /s/   Michael K Tivnan
                                            ------------------------------------
                                             Name:  Michael K Tivnan
                                             Title: President & COO

                                                                         Annex 1

       PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL (A division of Royal Philips Electronics N.V.)

                             COMBINED BALANCE SHEETS

                                                                    DECEMBER 31,   SEPTEMBER 29,
In Thousands of EURO's                                                  2001           2002
ASSETS

CURRENTS ASSETS:

Cash                                                                          23             12
 Accounts receivable, net (Notes 3 and 16)                                 3,036          4,580
 Receivables from related parties (Note 13)                                  512            457
 Inventory, net (Note 4 )                                                    662            773
 Deferred income taxes    (Notes 8 and 13)                                    25             0
 Other current assets (Note 5)                                               240            618
TOTAL CURRENT ASSETS                                                       4,498          6,440
                                                                           -----          -----

Property, plant and equipment, net (Notes 6 and 15)                          521            388
Intangible assets, net (Note 7)                                              184            135
TOTAL ASSETS

                                                                           5,203          6,963
                                                                           =====          =====

LIABILITIES AND NET INVESTMENT OF THE
PHILIPS GROUP
CURRENT LIABILITIES:

 Accounts payable                                                            850            672
 Deferred income                                                           1,481          1,141
 Payables to related parties (Note 13)                                     1,541          692
 Deferred income tax liability (Notes 9 and 13)                               17             17
 Other accrued liabilities (Note 8)                                        2,153          2,349
TOTAL CURRENT LIABILITIES                                                  6,042          4,871
                                                                           -----          -----

Long-term provisions (Note 10)                                               269            338
TOTAL LIABILITIES                                                          6,311          5,209
                                                                           -----          -----

Commitments and contingencies (Note 14)

NET INVESTMENT PHILIPS GROUP/NOC                                          (1,108)        1,754

TOTAL LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP                  5,203          6,963
                                                                           =====          =====




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